Exhibit 10.1
FORM OF VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of December 16, 2025 (this “Agreement”), is entered into by and among Exclusive Investments, LLC, a Delaware corporation (“Parent”), Inspirato Incorporated, a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, concurrently with this Agreement, (i) the Company, (ii) Parent and (iii) Boomerang Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated or otherwise modified from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A (the “Owned Shares”);
WHEREAS, the Owned Shares and any additional shares of Company Common Stock (the “Shares”) or other voting securities of the Company acquired by the Stockholders or their respective Controlled Affiliates (as defined herein) between the date hereof and the record date for the Company Stockholder Meeting (the “Record Date”) or pursuant to which the Stockholders or their respective Controlled Affiliates have the right and ability to vote as of the Record Date, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or other voting securities, or any shares issued or issuable upon the vesting, exercise, settlement or conversion of any equity awards, RSUs, options, warrants or other convertible or derivative securities held by the Stockholders or their respective Controlled Affiliates, by the terms of any voting agreement, voting trust or other similar agreement, or otherwise, are referred to in this Agreement as the “Covered Shares”;
WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, the Company and the Stockholders are entering into this Agreement; and
WHEREAS, the Stockholders and the Company acknowledge that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders and the Company set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders and the Company did not enter into this Agreement.

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NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Company and the Stockholders hereby agree as follows:
Section 1.Agreement to Vote.
(a)From and after the date hereof until the Agreement Termination Date (as defined herein), at the Company Stockholder Meeting or any other meeting of the Company’s stockholders, however called, including any adjournment or postponement thereof, the Stockholders agree to, and agree to cause their applicable Controlled Affiliates to, take the following actions (or cause the applicable holder of record of their respective Covered Shares to take the following actions):
(i)to appear and be present (including by proxy or otherwise in accordance with the bylaws of the Company) at such meeting of the Company’s stockholders or otherwise cause its, his or her Covered Shares to be counted as present thereat for purposes of calculating a quorum;
(ii)to affirmatively vote and cause to be voted by their respective Controlled Affiliates all of its, his or her, and their respective Covered Shares in favor of (“for”) the approval of the Merger, the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement (including any adjournment or postponement of the Company Stockholder Meeting to a later date, including if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held) (the “Supported Matters”); and
(iii)to vote or cause to be voted by their respective Controlled Affiliates all of its, his or her, and their respective Covered Shares against (A) (1) any Acquisition Proposal or (2) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (B) any action, proposal, transaction or agreement that is intended to or would (1) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholders under this Agreement, (2) impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or any of the other transactions expressly contemplated by the Merger Agreement or this Agreement or (3) change in any manner the voting rights of any class of shares of the Company (including any amendments to the certificate of incorporation of the Company or the bylaws of the Company).
(b)No Stockholder shall take or commit or agree to take any action inconsistent with the foregoing. Any attempt by a Stockholder or its, his or her Controlled Affiliates to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Covered Shares in contravention of this Section 1 shall be null and void ab initio.
(c)For purposes of this Agreement, (i) “Controlled Affiliates” means, with respect to each Stockholder, (A) if such Stockholder is an entity, any Affiliates of such Stockholder controlled by or under common control with such Stockholder, and (B) if such Stockholder is a natural person, (x) any trust for the direct or indirect benefit of such Stockholder or a Family Member of such Stockholder over which such Stockholder has control, or (y) any corporation, partnership, limited liability company or other entity over which such Stockholder exercises control; (ii) “control” (when used with respect to the foregoing clause (i)) means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the term “controlled by” has a correlative meaning to the foregoing; and (iii) “Family Member” means, with respect to each Stockholder that is a natural person, any grandparent, parent or lineal descendant of such Stockholder, whether by blood, current or former marriage, domestic partnership or adoption.
Section 2.Proxy. From the date hereof until the Agreement Termination Date, each Stockholder hereby irrevocably appoints as its, his or her proxy and attorney-in-fact, Parent and any person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the applicable Covered Shares solely as indicated in, and subject to the limitations of, Section 1 hereof. Each Stockholder intends this proxy to be irrevocable and unconditional until the Agreement Termination Date and coupled with an interest and will take such further commercially reasonable action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by such Stockholder with respect to the applicable Covered Shares (and such Stockholder hereby represents that any such proxy is revocable). The proxy granted by each Stockholder in this Section 2 shall be automatically revoked and of no further force or effect upon the Agreement Termination Date, and Parent may further terminate this proxy at any time at its sole election by written notice provided to the applicable Stockholder. Notwithstanding any of the foregoing in this Section 2, with respect to a given Stockholder, the proxy and power of attorney granted hereunder shall be effective if, and only if, such Stockholder has failed to perform its, his or her obligations under Section 1 hereof as of the date that is three Business Days prior to the date of the Company Stockholder Meeting or any applicable meeting of the stockholders of the Company. The proxy granted herein shall be ineffective and automatically revoked upon the valid termination of this Agreement pursuant to Section 4 below.
Section 3.Inconsistent Agreements. Except as contemplated by this Agreement, each Stockholder hereby represents, covenants and agrees that neither such Stockholder nor any of its, his or her Controlled Affiliates:
(a)has entered into, or shall enter into at any time prior to the Agreement Termination Date, any voting agreement, voting trust or other similar agreement with respect to its, his or her Covered Shares;
(b)has granted, or shall grant at any time prior to the Agreement Termination Date, a proxy or power of attorney with respect to its, his or her Covered Shares, which is inconsistent with the obligations of such Stockholder pursuant to this Agreement; or
(c)has entered into any agreement that would interfere with, or prohibit or prevent it from satisfying, its, his or her obligations pursuant to this Agreement.
Section 4.Termination. This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of the following events (each, an “Agreement Termination Event” and such earliest date, the “Agreement Termination Date”): (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms; (c) upon the unilateral written election of Parent to terminate this Agreement, and (d) the mutual written agreement of Parent and the Stockholders to terminate this Agreement; provided that the provisions set forth in this Section 4 and Sections 10 through 26 hereof shall survive the termination of this Agreement; provided, further, that no such termination will relieve any party hereto from any liability for any material and willful breach of this Agreement occurring prior to such termination.

Section 5.Representations and Warranties of Parent. Parent hereby represents and warrants to the Company and each Stockholder as follows:
(a)Parent is an entity duly organized, validly existing and in good standing under the laws of Delaware. Parent has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement. The execution and delivery of this Agreement by Parent has been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by each Stockholder and the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought (the “Enforceability Exceptions”).
(b)Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution and delivery of this Agreement by Parent, and (ii) the execution and delivery of this Agreement by Parent shall not (A) conflict with or violate, any provision of the organizational documents of Parent, or (B) violate any Law applicable to Parent, except, in the case of each of clauses (i) and (ii), as would not restrict, prohibit, materially delay or impair the performance by Parent of its obligations under this Agreement.
(c)As of the date hereof, there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Affiliates that would restrict, prohibit, materially delay or impair the ability of Parent to perform its obligations under this Agreement.
Section 6.Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and each Stockholder as follows:
(a)The Company is an entity duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement. The execution and delivery of this Agreement by the Company has been duly and validly authorized by the Company and no other actions or proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Stockholder and Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
(b)Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Company for the execution and delivery of this Agreement by the Company, and (ii) the execution and delivery of this Agreement by the Company shall not (A) conflict with or violate any provision of the organizational documents of the Company, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company pursuant to, any Contract to which the Company is a party or by which the Company or any properties or assets of the Company is bound or affected or (C) violate any Law applicable to the Company or any of the Company’s properties or assets, except, in the case of each of clauses (i) and

(ii), as would not restrict, prohibit, materially delay or impair the performance by the Company of its obligations under this Agreement.
(c)As of the date hereof, there are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates that would restrict, prohibit, materially delay or impair the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement and the Merger Agreement.
Section 7.Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:
(a)As of the date hereof, such Stockholder is the record or beneficial owner of the Owned Shares set forth opposite such Stockholder’s name on Exhibit A and such Stockholder has good and valid title to such Owned Shares free and clear of Liens other than as created by this Agreement. Except as set forth on Exhibit A, such Stockholder has the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case, with respect to all such Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares and except as set forth on Exhibit A, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into, exercisable for or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants or other rights to acquire from the Company any capital stock, voting securities or securities convertible into, exercisable for or exchangeable for capital stock or voting securities of the Company.
(b)If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Such Stockholder has all requisite organizational power, authority and legal capacity to execute and deliver this Agreement and to perform its, his or her obligations hereunder. If such Stockholder is an entity, the execution, delivery and performance of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby has been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder is necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against it, him or her in accordance with its terms, subject to the Enforceability Exceptions.
(c)Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby, other than as contemplated by the Merger Agreement, and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the provisions herein shall (A) conflict with or violate, any provision of the organizational documents of such Stockholder (if such Stockholder is an entity), (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party (excluding, for the avoidance of doubt, any employment agreement, compensatory arrangement, severance agreement, or equity award (including options, RSUs or warrants) between such Stockholder and the Company) or by which such Stockholder or any properties or assets of such Stockholder is bound or affected or (C) violate any Law applicable to such Stockholder or any of such Stockholder’s properties or assets, except, in the case of each of clauses (i) and (ii), as would not restrict, prohibit, materially delay or impair the performance by such Stockholder of its, his or her obligations under this Agreement.
(d)As of the date hereof, there are no Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its, his or her Controlled Affiliates that would restrict, prohibit, materially delay or impair the ability of such Stockholder to perform its, his or her obligations under this Agreement or consummate the transactions contemplated by this Agreement.
Section 8.Certain Covenants of the Parties. Each Stockholder hereby covenants and agrees as follows:
(a)Prior to the Agreement Termination Date, and except as contemplated hereby, such Stockholder shall not, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer or commence a tender or exchange offer for the Shares; (ii)  sell (constructively or otherwise), transfer, offer, exchange, pledge, lend, hypothecate, grant, encumber, tender, assign or otherwise dispose of (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any of its, his or her Covered Shares or beneficial ownership or voting or dispositive power thereof or therein (including by operation of Law, by merger, consolidation, statutory conversion, statutory domestication, share exchange, business combination or other similar transaction, through the granting of any proxies or powers of attorney, in connection with a voting trust or voting agreement or otherwise); (iii) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any material assets of the Company or any of its Subsidiaries; (iv) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any voting securities of the Company to (A) not adopt or approve the Supported Matters or (B) approve any other matter that if approved would reasonably be expected to prevent, interfere with, discourage, impair or delay the consummation of the Supported Matters; (v) make any public announcement (other than public statements in support of the Merger) with respect to, or submit a proposal for, or offer for (with or without conditions), any transaction involving the Company or its Subsidiaries or its and its Subsidiaries’ securities or assets (including any public announcement with respect to an Acquisition Proposal); (vi) form, join or in any way participate in a “group” (as defined in Section 13d-3 under the Exchange Act) in connection with any of the actions expressly described in any of clauses (i) through (v) of this Section 8(a) (other than any “group” with any Affiliate of such Stockholder; provided that any such Affiliate agrees to be bound by the terms and conditions of this Agreement); or (vii) agree (whether or not in writing) to take any of the actions referred to in this Section 8(a). Any action in violation of this provision shall be void. Notwithstanding the foregoing, nothing in this Section 8 shall restrict Payam Zamani, upon the advice of counsel and solely in his capacity as a member of the Company’s board of directors or as the Chief Executive Officer in his capacity as such, from taking any action required by his fiduciary duties owed to the Company in response to a

Superior Proposal, provided that such actions are consistent with the obligations of the Company under the Merger Agreement.
(b)From and after the date hereof until the Agreement Termination Date, such Stockholder agrees that it shall not, and shall cause each of its, his or her Controlled Affiliates and instruct each of its, his or her respective Representatives not to, directly or indirectly, solicit, initiate, encourage or facilitate the making, submission or announcement of any proposal or inquiry that constitutes or could reasonably be expected to lead to, an Acquisition Proposal.
(c)Prior to the Agreement Termination Date, in the event that such Stockholder or any of its, his or her Controlled Affiliates acquires the power to vote, or direct the voting of, any additional Shares or other voting interests with respect to the Company and on or prior to the Record Date (including upon the vesting, exercise and/or settlement of any securities of the Company convertible into, exercisable for or exchangeable for shares of capital stock or voting securities of the Company), such Shares or voting interests shall, without further action of the parties hereto, be deemed Covered Shares and subject to the provisions of this Agreement in all respects, and the number of Owned Shares held by such Stockholder set forth on Exhibit A will be deemed amended accordingly.
(d)If such Stockholder is a holder of the Investment Warrant, such Stockholder consents to and approves the treatment of the Investment Warrant in the Merger as provided in Section 2.5(b) of the Merger Agreement and agrees that the Investment Warrant shall be deemed to have been waived, amended and modified to the extent necessary to permit such treatment.
Section 9.Appraisal Rights. No Stockholder shall, and each Stockholder shall cause its, his or her Controlled Affiliates not to, exercise any rights to demand appraisal of any Covered Shares or right to dissent that may arise with respect to the Merger, and each Stockholder hereby waives any such rights of appraisal or rights to dissent that such Stockholder may have under applicable Law. Each Stockholder agrees, and agrees to cause its, his or her Controlled Affiliates, not to commence or participate in any class action or other Proceeding with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of, or other claim against, the Company or the Company Board in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement or the transactions contemplated by the Merger Agreement (it being understood and agreed that nothing in this Section 9 shall restrict or prohibit such Stockholder or any Affiliate or Representative thereof from participating as a defendant or asserting counterclaims or defenses in any action or proceeding brought or claims asserted against it, him or her or any of its, his or her Affiliates or Representatives relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its, his or her rights under this Agreement). In the event the Merger Agreement is validly terminated in accordance with its terms, this Section 9 shall be of no further force or effect.
Section 10.Disclosure. Prior to the Agreement Termination Date, none of the Stockholders, the Company nor Parent shall issue any press release or make any public statement with respect to this Agreement without the prior written consent of each other party hereto (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules or regulations of any applicable U.S. securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use reasonable best efforts to allow each other party hereto reasonable time to comment on such release or announcement in advance; provided, however, that this Section 10 shall not prohibit or prevent Parent and/or the Company from issuing any press release or making any public statement that is made in accordance with Section 5.8 of the Merger Agreement so long as any such press release or public statement does not explicitly reference by name that a Stockholder (in its, his or her capacity as such) has entered into this Agreement without such Stockholder’s consent.
Section 11.Publicity. Each Stockholder hereby permits the Company to include and disclose in the Proxy Statement, and in such other schedules, certificates, applications, agreements, press releases or documents as it may reasonably determine to be necessary or appropriate in connection with the consummation of the Transactions, such Stockholder’s identity and ownership of the Covered Shares and the nature of Stockholder’s commitments, arrangements and understanding pursuant to this Agreement.
Section 12.Survival. Except in the case of fraud or willful and material breach, the representations and warranties and covenants and agreements of the Stockholders contained herein shall not survive the Agreement Termination Date, other than (a) those contained within the provisions that the parties hereto have agreed will survive the termination of this Agreement pursuant to Section 4 hereof and (b) the last proviso of Section 4 hereof.
Section 13.Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Section 14.Notices. All notices and other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):
if to Parent:
Exclusive Investments, LLC
1601 19th Street, Suite 500
Denver, CO 80202
Attention: ***
Email: ***

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
300 Colorado St, Suite 2400
Austin, TX 78701
Attention: Charles K. Ruck; Scott Craig; Rachel E. Ratcliffe Payne
Email: ***

if to the Company:
Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
Attention: ***
E-mail: ***

with a copy (which shall not constitute notice) to:
Davis Graham & Stubbs LLP
2400 Walnut Street, Suite 700
Denver, CO 80205
Attention: John Elofson; Edward Shaoul; Sheila Forjuoh
E-mail: ***
if to any Stockholder, to the address(es) set forth on Exhibit A.
Each of the parties may specify a different address, email address or addressee by giving notice in accordance with this Section 14.
Section 15.Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. For all purposes of this Agreement, whenever the term “beneficial owner” or “beneficially own” is used, it shall have the meaning set forth in Rule 13d-3 under the Exchange Act. References to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement.
Section 16.Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.
Section 17.Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent shall have the right to assign all or any portion of its rights and obligations pursuant to this Agreement to any of its Affiliates; provided, further, that no such assignment shall relieve Parent of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
Section 18.No Third-Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 19.Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of the parties hereto in the negotiation, administration, performance and execution thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 20.Submission to Jurisdiction. Each of the parties hereto hereby expressly, irrevocably and unconditionally consents and submits, for itself and its property and assets, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom located within the State of Delaware (or, if such court shall not have jurisdiction, any state or Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof) (collectively, the “Chosen Courts”), in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in the Chosen Courts, (b) agrees that any claim in respect of any such Proceeding may be heard and determined only in the Chosen Courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (d) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Courts and (e) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Chosen Courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process, for and on behalf of itself or any of its properties or assets, outside the territorial jurisdiction of the Chosen Courts in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 14.
Section 21.Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 22.Enforcement. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder in order to consummate this Agreement), and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity (including monetary damages). Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. The parties further agree that (i) by seeking the remedies provided for in this Section 22, a party shall not in any respect waive its right to seek any other form of remedy or relief that may be available to a party or any third party beneficiary under this Agreement (including monetary damages) or at law; and (ii) nothing set forth in this Section 22 shall require any party to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 22 prior or as a condition to pursuing damages after such termination to the extent available to such party or any third party beneficiary under this Agreement, nor shall the commencement of any Proceeding pursuant to this Section 22 or anything set forth in this Section 22 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 4 or pursue any other remedies under this Agreement that may be available at or following such termination. For the avoidance of doubt, and subject to the immediately preceding proviso, a party hereto may concurrently seek specific performance or other equitable relief and any monetary damages, remedies or awards that may be available to such party or any third party beneficiary under this Agreement or at law.
Section 23.Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the extent fullest possible.
Section 24.Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 25.Amendment. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
Section 26.No Presumption. Parent, the Company and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.
EXCLUSIVE INVESTMENTS, LLC

By:     /s/ Sara Whitford
Name:    Sara Whitford
Title:     Authorized Person

[Signature Page to Voting and Support Agreement]

INSPIRATO INCORPORATED

By:     /s/ Payam Zamani
Name:    Payam Zamani
Title:     Chief Executive Officer

[Signature Page to Voting and Support Agreement]

/s/ Payam Zamani
PAYAM ZAMANI

[Signature Page to Voting and Support Agreement]

ONE PLANET GROUP, LLC
By:     /s/ Payam Zamani
Name:    Payam Zamani
Title:    President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

DISTRIBUTION AUGUST 24 LLC
By:     /s/ Payam Zamani
Name:    Payam Zamani
Title:     Manager

[Exhibit A to Voting and Support Agreement]